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                                                                    Exhibit 10.2

                              ARDENT SOFTWARE, INC.

                             1986 STOCK OPTION PLAN

                  Amended and Restated as of September 30, 1997


     1. PURPOSE. The purpose of this Plan is to advance the interests of Ardent Software, Inc. (the "Company") by strengthening the ability of the Company to attract, retain and motivate key employees and consultants by providing them with an opportunity to purchase stock of the Company or otherwise share in the appreciation of such stock. It is intended that this purpose will be effected by the granting of "incentive stock options" as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory options.

     2. EFFECTIVE DATES. This Plan originally became effective on June 3, 1986, the date it was adopted by the Board of Directors of the Company (the "Board). To the extent at any time that amendments are made to the Plan for which stockholder approval is necessary under applicable tax or securities laws or under the Board action adopting such amendment, options that may be granted only as a result of such amendments may be granted before such approval, but no such options may be exercised until such approval is obtained and such options will be null and void if such approval is not obtained.

     3. STOCK SUBJECT TO THE PLAN. The number of shares that may be issued under this Plan shall not exceed in the aggregate 4,500,000 shares of the common stock, $.01 par value, of the Company (the "Shares"). Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

    4. ADMINISTRATION. This Plan shall be administered by a committee (the "Committee") consisting of two (2) or more members of the Board, all of whom are "non-



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employee directors" as defined in Rule 16b-3 promulgated under Section 16 of the
Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Subject to the provisions of this Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionees and all other persons.

     5. ELIGIBLE PARTICIPANTS. Options may be granted to such key employees or consultants of the Company or of any of its present or future subsidiaries, including members of the Board who are also employees of the Company or any of its subsidiaries, as are selected by the Committee; provided that incentive stock options may only be granted to employees of the Company.

     6. DURATION OF THE PLAN. This Plan shall terminate on June 3, 2006, unless terminated earlier pursuant to Paragraph 12 hereafter, and no options may be granted thereafter.

     7. RESTRICTIONS ON INCENTIVE OPTIONS. Incentive options (but not non-statutory options) granted under this Plan shall be subject to the following restrictions:

          (a) LIMITATIONS ON NUMBER OF SHARES. (i) With respect to incentive options granted before January 1, 1987, the aggregate fair market value, determined as of the date the incentive option is granted, of the Shares for which an employee may be granted incentive stock options in any calendar year shall not exceed $100,000 plus any "unused limit carryovers," as that term is defined under Section 422(c)(4) of the Code (as in effect immediately prior to its amendment by the Tax Reform Act of 1986), available in such year; or (ii) for incentive stock options granted after December 31, 1986, the aggregate fair market value, determined as of the date the incentive stock option is granted, of the Shares with respect to which incentive options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. In the event that an employee is eligible to



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participate in any other incentive stock option plans of the Company or any of its subsidiaries which are also intended to comply with the provisions of
Section 422 of the Code, the applicable annual limitation shall apply to the aggregate number of Shares for which incentive options may be granted under all such plans.

          (b) 10% SHAREHOLDER. If any employee to whom an incentive stock option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or its present and future subsidiaries, then the following special provisions shall be applicable to the incentive stock option granted to such individual:

               (i) The option price per Share subject to such option shall not be less than 110% of the fair market value of one Share on the date of grant; and

               (ii) The incentive stock option shall not have a term in excess of four (4) years from the date of grant.

          (c) EFFECT OF OTHER OUTSTANDING INCENTIVE OPTIONS. No incentive stock option granted before January 1, 1987 hereunder shall be exercisable by any optionee while there is "outstanding," within the meaning of Section 422(c)(7) of the Code (as in effect immediately prior to its amendment by the Tax Reform Act of 1986), any other incentive stock option which was granted to the optionee before the granting of the option under this Plan and which permits the optionee to purchase stock in (i) the Company, (ii) a corporation which (at the time of the granting of the incentive option under this Plan) is a parent or subsidiary of the Company, or (iii) a predecessor corporation of any of such corporations.

     8. TERMS AND CONDITIONS OF OPTIONS. Options granted under this Plan shall be evidenced by stock option agreements not inconsistent with this Plan and in such form as the Committee shall approve from time to time, which agreements shall evidence among their terms and conditions the following:


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          (a)  PRICE. Subject to the condition of subsection (b)(i) of Paragraph
7, if applicable, the purchase price per Share payable upon the exercise of each option granted hereunder shall be determined by the Committee at the time the option is granted; provided, however that with respect to incentive stock options such purchase price shall not be less than 100% of the fair market value of one Share on the date of the grant.

          (b) NUMBER OF SHARES. Each option agreement shall specify the number of Shares to which it pertains.

          (c)  EXERCISE OF OPTIONS. Subject to the conditions of subsections
(b)(ii) and (c) of Paragraph 7, if applicable, each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any Shares later than ten (10) years after the date of the grant of such option.

          (d) NOTICE OF EXERCISE AND PAYMENT. An option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made by (i) cash, (ii) cashier's or certified check, (iii) if permitted by the Committee, by delivery and assignment to the Company of shares of Company stock having a fair market value (as determined by the Committee) equal to the exercise price, (iv) if permitted by the Committee, by promissory note, or (v) by a combination of (i), (ii), (iii), or (iv).

          (e) WITHHOLDING TAXES; DELIVERY OF SHARES. The Company's obligation to


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deliver Shares upon exercise of a non-statutory option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The optionee may satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of Shares to be withheld shall be based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined (the "Tax Date"). The optionee's election to have Shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the Tax Date, (2) the election must be irrevocable, (3) the election will be subject to the right of the Committee to disapprove the election, and
(4) if the participant is a person who, by reason of his relationship to the Company, would be subject to Section 16 of the Securities and Exchange Act of 1934, as amended, in connection with his acquisition or disposition of Shares, such election must comply in all respects with the requirements of Rule 16b-3.

          (f) NON-TRANSFERABILITY. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during his lifetime only by him.

          (g) TERMINATION OF OPTIONS. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be neither an employee of nor consultant to the Company, or its parent or a subsidiary, in accordance with the following provisions:

               (i) if the optionee's relationship shall have been terminated by resignation or other voluntary action, or shall have been terminated involuntarily for cause, the option shall terminate and may no longer be exercised;

               (ii) if the optionee's relationship shall have been terminated for any reason other than cause, resignation or other voluntary action before he is eligible to retire, disability or death, he may at any time within a period of three (3) months after such termination exercise his option to the extent that the option was exercisable by him on the date of termination;


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               (iii)     if the optionee's relationship shall have been
                         terminated because of disability within the meaning of
                         Section 22(e)(3) of the Code, he may at any time within a period of one (1) year after such termination exercise his option to the extent that the option was exercisable by him on the date of such termination; and

               (iv) if the optionee dies at a time when he might have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to Paragraph 8(f) hereof may at any time within a period of one (1) year after the optionee's death exercise the option to the extent the optionee might have exercised it at the time of his death;

provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

                  (h) RIGHTS AS STOCKHOLDER. The optionee shall have no rights as a stockholder with respect to any Shares covered by his option until the date of issuance of a stock certificate to him for such Shares.

                  (i) REPURCHASE OF SHARES BY THE COMPANY. Any Shares purchased by an optionee upon exercise of an option may in the discretion of the Committee be subject to repurchase by the Company if and to the extent specifically set forth in the option agreement pursuant to which the Shares were purchased.

         9. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATION; RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of Shares subject to the Plan and in the number, kind, and option price of Shares covered by outstanding options granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

         10. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Shares resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under




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the Plan, and the number and kind of shares then subject to options granted hereunder and the option price per share thereof shall be appropriately adjusted in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Committee, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause every option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

     11.  DEFINITIONS.

          (a) The term "key employees" refers to those executive, technical, administrative or managerial employees who are determined by the Committee to be eligible for options under this Plan.

          (b) The term "option", unless otherwise indicated, means either an incentive option or a non-statutory option. The term "options" refers to both incentive stock options and non-statutory options.

          (c) The term "optionee" means a key employee to whom an option is granted under this Plan.

          (d) The term "parent" shall have, for purposes of this plan, the meaning ascribed to it under Section 424(e) of the Code and the regulations promulgated thereunder.

          (e) The term "subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(f) of the Code and the regulations promulgated thereunder.

     12. TERMINATION OR AMENDMENT OF PLAN. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided that:

          (a) no such termination or amendment shall adversely affect or impair any




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then outstanding option without the consent of the optionee holding such option;
and

          (b) no such amendment which (i) increases the maximum number of Shares subject to this Plan (subject to the provisions of Paragraph 9), (ii) changes the class of persons eligible to participate in the Plan, or (iii) materially increases the benefits accruing to participants under the Plan shall be effective unless it is approved by the stockholders of the Company within twelve (12) months from the effective date of such amendment and shall be null and void if such approval is not obtained.


         AMENDMENT                                   BOARD ACTION                    STOCKHOLDER APPROVAL
         ---------                                   ------------                    --------------------
VARIOUS                                              MARCH 25, 1992                  APRIL, 1992
INCREASE FROM 1,366,000 TO 1,766,000                 FEBRUARY 5, 1993                APRIL 21, 1993
INCREASE FROM 1,766,000 TO 2,116,000                 FEBRUARY 10, 1994               APRIL 27, 1994
INCREASE FROM 2,116,000 TO 2,916,000                 FEBRUARY 1, 1995                JUNE 14, 1995
EXTEND PLAN TO JUNE 3, 2006                          MARCH 21, 1996                  JUNE 6, 1996
CHANGED TERM "DISINTERESTED PERSONS" TO              JANUARY 28, 1997
"NON-EMPLOYEE DIRECTORS" IN PARAGRAPH 4.
CLARIFICATION OF "CONSULTANT" PARAGRAPH 8g.
INCREASE FROM 2,916,000 TO 4,500,000                 SEPTEMBER 30, 1997              FEBRUARY 10, 1998



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